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                                     ANNEX A

FUND                                                   TRADING SYMBOL
----                                                   --------------
DJ STOXX 50(R) ETF                                           FEU
DJ EURO STOXX 50(R) ETF                                      FEZ
SPDR(R) DJ Wilshire International Real Estate ETF            RWX
SPDR(R) FTSE/Macquarie Global Infrastructure 100 ETF         GII
SPDR(R) MSCI ACWI ex-US ETF                                  CWI
SPDR(R) Russell/Nomura PRIME(TM) Japan ETF                   JPP
SPDR(R) Russell/Nomura Small Cap(TM) Japan ETF               JSC
SPDR(R) S&P(R) China ETF                                     GXC
SPDR(R) S&P(R) Emerging Asia Pacific ETF                     GMF
SPDR(R) S&P(R) Emerging Markets ETF                          GMM
SPDR(R) S&P(R) Emerging Europe ETF                           GUR
SPDR(R) S&P(R) Emerging Latin America ETF                    GML
SPDR(R) S&P(R) Emerging Middle East & Africa ETF             GAF
SPDR(R) S&P(R) World ex-US ETF                               GWL
SPDR(R) S&P(R) International Small Cap ETF                   GWX
SPDR(R) S&P(R) BRIC 40 ETF                                   BIK
SPDR(R) S&P(R) International Dividend ETF                    DWX
SPDR(R) S&P(R) International Mid Cap ETF                     MDD
SPDR(R) S&P(R) Emerging Markets Small Cap ETF                EWX
SPDR(R) DJ Wilshire Global Real Estate ETF                   RWO
SPDR(R) S&P(R) Asia Pacific ETF*
SPDR(R) S&P(R) Europe ETF*

*    The Fund is registered but not operational

Dated: May 7, 2008